Sub-Item 77Q1(a)



(i) Articles of Amendment of the Articles of Incorporation of INVESCO Variable Investment Funds, Inc. dated October 8, 2001, filed with Post-Effective Amendment No. 25 to INVESCO Variable Investment Funds, Inc. Registration Statement on October 19, 2001 and incorporated herein by reference.

(ii) Articles Supplementary to the Articles of Incorporation of INVESCO Variable Investment Funds, Inc. dated October 8, 2001, filed with Post-Effective Amendment No. 25 to INVESCO Variable Investment Funds, Inc. Registration Statement on October 19, 2001 and incorporated herein by reference.

(iii)Articles of Amendment of the Articles of Incorporation of INVESCO Variable Investment Funds, Inc. dated March 19, 2002, filed with Post-Effective Amendment No. 27 to INVESCO Variable Investment Funds, Inc. Registration Statement on April 12, 2002 and incorporated herein by reference.

(iv) Articles of Amendment of the Articles of Incorporation of INVESCO Variable Investment Funds, Inc. dated April 9, 2002, filed with Post-Effective Amendment No. 27 to INVESCO Variable Investment Funds, Inc. Registration Statement on April 12, 2002 and incorporated herein by reference.